EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

In connection with the Annual Report of Hudson Respiratory Care Inc. (the “Company”) on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Charles A. French, President and Chief Executive Officer of the Company, certify, to my knowledge, that:

1.	The Periodic Report fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles A. French
Charles A. French President and Chief Executive Officer March 16, 2004